Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, April 22, 2014	COMPANY CONTACT: Scott Topping, CFO - (808) 835-3700 Scott.Topping@HawaiianAir.com

INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2014 First Quarter Financial Results

HONOLULU — April 22, 2014 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2014.

•                  Operating income grew to $10.0 million in the first quarter compared to an operating loss of $11.9 million in the prior year period.

•                  GAAP net loss in the first quarter of $5.1 million or $(0.10) per diluted share compared to a loss of $17.1 million in the prior year period or $(0.33) per diluted share.

•                  Adjusted net loss, reflecting economic fuel expense, in the first quarter of $0.9 million or $(0.02) per diluted share compared to $14.8 million in the prior year period or $(0.29) per diluted share.

•                  Unrestricted cash, cash equivalents and short-term investments of $479 million compared to $438 million in the prior year period.

“Our first quarter results were markedly improved in this seasonally weak period,” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “Good cost control and strong performance from our domestic network helped offset the impact of unfavorable exchange rate changes which weighed on our international business. Strong levels of demand throughout leave us encouraged that the improvements seen these last six months will continue for the remainder of 2014.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of March 31, 2014 the Company had:

•                  Unrestricted cash, cash equivalents and short-term investments of $479 million.

•                  Available borrowing capacity of $69.5 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $940 million consisting of the following:

•                  $570 million outstanding under secured loan agreements to finance a portion of the purchase price for nine Airbus A330-200 aircraft.

•                  $150 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.

•                  $108 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.

•                  $34 million outstanding under floating rate notes for two Boeing 767-300 ER aircraft.

•                  $78 million of outstanding Convertible Senior Notes.

First Quarter 2014 Highlights

Operational

•                  Ranked #1 nationally for on-time performance in 2013 for the 10th straight year and for the months of January and February 2014.

Fleet and financing

•                  Added two new A330-200 aircraft that were financed through Enhanced Equipment Trust Certificates (EETCs) at a fixed blended rate of 4.13%.

Product and loyalty

•                  Entered into a new code-share agreement with Air China.

New routes and increased frequencies

•                  Increased Honolulu to Brisbane service from three-times-weekly to four-times-weekly in March.

•                  Launched Honolulu to Beijing, China service three-times-weekly in April.

•                  Launched ‘Ohana by Hawaiian, turboprop operation, reintroducing service from Honolulu to Moloka‘i and Lana‘i in March.

•                  Announced the reintroduction of daily non-stop service from Honolulu to San Jose, beginning in May 2014.

•                  Accelerated daily non-stop service from Maui to Los Angeles, to begin in May 2014 and announced a second daily, seasonal service on this route for eight weeks this summer.

Second Quarter and Full Year 2014 Outlook

The table below summarizes the Company’s expectations for the second quarter ending June 30, 2014 and the full year ending December 31, 2014, expressed as an expected percentage change compared to the results for the quarter ended June 30, 2013 or the year ended December 31, 2013, as applicable (the results for which are presented for reference).

	Second
	Quarter
Item	2013	Guidance

Cost per ASM Excluding Fuel (cents)	7.76	Up 4% to up 7%
Passenger Revenue Per ASM (cents)	11.43	Up 3% to up 6%
Operating Revenue Per ASM (cents)	12.66	Up 4.5% to up 7.5%
ASMs (millions)	4,215.9	Up 0.5% to up 2.5%
Gallons of jet fuel consumed (millions)	56.6	Flat to up 2%

	Full Year
Item	2013	Guidance
Cost per ASM Excluding Fuel (cents)	7.88	Up 2% to up 5%
ASMs (millions)	16,785.8	Up 1% to up 4%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 22, 2014) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian Airlines has led all U.S. carriers in on-time performance for each of the past ten years (2004-2013) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 85th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa, and Tahiti.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page (Hawaiian Airlines).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements regarding financial improvement during the remainder of 2014; new routes and increased frequencies; the Company’s expectations regarding cost per available seat mile excluding fuel, passenger revenue per available seat mile, operating revenue per available seat mile, available seat miles and gallons of jet fuel consumed, each for the quarter ending June 30, 2014; the Company’s expectations regarding cost per available seat mile excluding fuel and available seat miles, each for the year ending December 31, 2014; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form

10-K for the year ended December 31, 2013 and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

-more-

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended
	March 31,
	2014	2013	% Change

Operating Revenue:
Passenger	$468,013	$439,939	6.4%
Other	56,845	50,815	11.9%
Total	524,858	490,754	6.9%

Operating Expenses:
Aircraft fuel, including taxes and delivery	171,139	174,489	(1.9)%
Wages and benefits	107,494	102,735	4.6%
Aircraft rent	26,279	26,019	1.0%
Maintenance materials and repairs	58,310	55,259	5.5%
Aircraft and passenger servicing	30,221	29,059	4.0%
Commissions and other selling	31,335	33,811	(7.3)%
Depreciation and amortization	22,811	19,113	19.3%
Other rentals and landing fees	20,562	19,147	7.4%
Other	46,670	43,048	8.4%
Total	514,821	502,680	2.4%

Operating Income (Loss)	10,037	(11,926)

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(15,010)	(11,377)
Interest income	219	127
Capitalized interest	2,776	3,440
Losses on fuel derivatives	(6,899)	(6,561)
Other, net	585	(1,082)
Total	(18,329)	(15,453)

Loss Before Income Taxes	(8,292)	(27,379)
Income tax benefit	(3,217)	(10,234)

Net Loss	$(5,075)	$(17,145)

Net Loss Per Common Stock Share:
Basic	$(0.10)	$(0.33)
Diluted	$(0.10)	$(0.33)

Weighted Average Number of Common Stock Shares Outstanding:
Basic	52,686	51,665
Diluted	52,686	51,665

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data (unaudited)

	Three Months Ended
	March 31,
	2014		2013		% Change

Scheduled Operations (e):
Revenue passenger miles (RPM) (a)	3,228.6		3,205.5		0.7%
Available seat miles (ASM) (a)	4,035.7		3,960.3		1.9%
Passenger revenue per RPM (Yield)	14.50	¢	13.72	¢	5.7%
Passenger load factor (RPM/ASM)	80.0%		80.9%		(0.9	)pt.
Passenger revenue per ASM (PRASM)	11.60	¢	11.11	¢	4.4%

Total Operations (e):
Revenue passenger miles (RPM) (a)	3,231.7		3,210.6		0.7%
Available seat miles (ASM) (a)	4,039.0		3,965.8		1.8%
Passenger load factor (RPM/ASM)	80.0%		81.0%		(1.0	)pt.
Operating revenue per ASM (RASM)	12.99	¢	12.37	¢	5.0%
Operating cost per ASM (CASM)	12.75	¢	12.68	¢	0.6%
CASM excluding aircraft fuel (b)	8.51	¢	8.28	¢	2.8%
Gallons of jet fuel consumed (a)	55.2		53.9		2.3%
Average cost per gallon of jet fuel (actual) (c)	$3.10		$3.24		(4.3)%
Economic fuel cost per gallon (c)(d)	$3.10		$3.29		(5.8)%

(a)         In millions.

(b)         See Table 4 for reconciliations of operating expenses excluding aircraft fuel.

(c)          Includes applicable taxes and fees.

(d)         See Table 3 for a reconciliation of economic fuel costs.

(e)          Includes the operations of our contract carrier under a capacity purchase agreement.

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended March 31,
	2014	2013	% Change

Aircraft fuel expense, including taxes and delivery	$171,139	$174,489	(1.9)%
Realized (gains) / losses on settlement of fuel derivative contracts	(110)	2,696	(104.1)%
Economic fuel expense	$171,029	$177,185	(3.5)%
Fuel gallons consumed	55,163	53,935	2.3%
Economic fuel cost per gallon	$3.10	$3.29	(5.8)%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended March 31,
	2014		2013
	Net loss	Diluted net loss per share	Net loss	Diluted net loss per share
As reported - GAAP	$(5,075)	$(0.10)	$(17,145)	$(0.33)
Add: unrealized losses on fuel derivative contracts, net of tax	4,205	0.08	2,319	0.04
Reflecting economic fuel expense	$(870)	$(0.02)	$(14,826)	$(0.29)

	Three Months Ended
	March 31,
	2014		2013
GAAP operating expenses	$514,821		$502,680
Less: aircraft fuel, including taxes and delivery	(171,139)		(174,489)
Adjusted operating expense - excluding aircraft fuel	$343,682		$328,191

Available Seat Miles	4,038,973		3,965,778

CASM - GAAP	12.75	¢	12.68	¢
Less: aircraft fuel	(4.24)		(4.40)
CASM - excluding aircraft fuel	8.51	¢	8.28	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary (unaudited)

As of April 16, 2014

The Company utilizes heating oil swaps and purchased put options to hedge against price volatility of its future aircraft fuel consumption.  Swap positions are outlined below:

	Weighted Average Contract Price	Percentage of Projected Fuel Requirements Hedged	Fuel Barrels Hedged
Second Quarter 2014
Heating Oil Swaps	$2.99	63%	859,000

Third Quarter 2014
Heating Oil Swaps	$2.98	49%	715,000

Fourth Quarter 2014
Heating Oil Swaps	$2.94	35%	491,000

First Quarter 2015
Heating Oil Swaps	$2.88	20%	285,000

Table 6.

Hawaiian Holdings, Inc.

Foreign Exchange Forward Contract Summary (unaudited)

As of April 16, 2014

	Japanese Yen		Australian Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated JPY Sales Hedged	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated AUD Sales Hedged
	(in USD|JPY)		(in AUD|USD)

Second Quarter 2014	¥100.12	59%	AUD 0.9261	64%
Third Quarter 2014	¥100.24	54%	AUD 0.9051	52%
Fourth Quarter 2014	¥99.54	41%	AUD 0.8957	45%
First Quarter 2015	¥98.02	30%	AUD 0.9050	30%
Second Quarter 2015	¥101.88	26%	AUD 0.8816	23%
Third Quarter 2015	¥101.34	19%	AUD 0.8670	20%

	Korean Won			New Zealand Dollar
Quarter of Settlement	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated KRW Sales Hedged	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated NZD Sales Hedged
	(in USD|KRW)			(in NZD|USD)

Second Quarter 2014	~~₩~~	1,104	33%	NZD 0.7915	24%
Third Quarter 2014	~~₩~~	1,108	23%	NZD 0.7762	18%